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                                                                   Exhibit 10.22



                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into at Santa Barbara, California, on the date hereinafter set forth, by and between DOUGLAS B. OTTO (hereinafter referred to as the "Employee"), and DECKERS OUTDOOR CORPORATION, a Delaware Corporation (hereinafter referred to as the "Corporation").

               The parties hereto, intending to be legally bound, do hereby agree as follows:

        1.     EMPLOYMENT

               1.1    POSITION AND DUTIES

                      The Corporation does hereby employ the Employee and the Employee hereby accepts such employment as President and Chief Executive Officer upon the terms and provisions set forth in this Agreement. The Employee shall perform all duties assigned to him by the Corporation, shall observe and comply with the Corporation's rules and regulations regarding the performance of his duties, and shall carry out and perform all orders, directions and policies stated to him by the Corporation periodically, either orally or in writing. The Employee shall carry out the duties assigned to him in a trustworthy, businesslike and loyal manner. The Employee agrees that this Agreement may be terminated as provided in Paragraph 8 hereof.

               1.2    PLACE OF EMPLOYMENT

                      Unless the parties agree otherwise in writing, during the term of this Agreement, the Employee shall perform the services required by this Agreement at the Corporation's administrative offices, provided, however, that the Corporation may, from time to time, require the Employee to travel temporarily in carrying out his duties.

        2.     TERM

               This Agreement shall commence as of the Effective Date specified in Section 10.7 herein and shall continue for a period of three (3) years from the date of this Agreement, unless sooner terminated as herein provided.

        3.     COMPENSATION

               3.1    Amount of Compensation

                      The Corporation shall pay to the Employee the annual compensation set forth on EXHIBIT A hereto.




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               3.2    BONUS

                      The Employee will be entitled to the Bonus payable pursuant to the formula set forth on EXHIBIT A hereto.

               3.3    REIMBURSEMENTS

                      The Employee shall be reimbursed by the Corporation only for amounts actually expended by the Employee in the course of performing duties for the Corporation where:

                      3.3.1  AUTHORIZATION

                             The Employee has been authorized by the Corporation
to incur such expenses that are reasonably consistent with current established practices or policies as applied to the Employee, and those consistent with and available to other Chief Executive Officers of companies with similar growth and size to the Corporation's growth and size; or

                      3.3.2  DOCUMENTATION

                             The Employee tenders receipts or other
documentation substantiating the amounts as required by the Corporation.

               3.4    FRINGE BENEFITS

                      The Corporation agrees that the Employee shall also be entitled to the fringe benefits authorized and adopted, from time to time, by the Corporation including, without limitation, all those currently provided to the Employee. The Corporation may furnish such other benefits to the Employee not specified herein as its Board shall determine, from time to time, within its sole discretion, to be in the best interest of the Corporation including, but not limited to, a car, medical and life insurance and other such fringe benefits as are available to Chief Executive Officers of companies with similar growth and size to the Corporation's growth and size.

        4.     COMPETITION

               The Employee agrees that during the term of this Agreement he diligently shall devote his time and efforts to the duties and responsibilities assigned to him by the Corporation, and without prior express written authorization of the Board, the Employee shall not, directly or indirectly, either alone or in concert with others, during the term of this Agreement:

               4.1    OTHER SERVICES

                      Perform or render any services of a business, professional or commercial nature, relating to services or products competitive with the Corporation,




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to or for the benefit of any other person or firm, whether for compensation or otherwise, except for personal investments, trading and other Australian projects, and for other activities approved by the Corporation;

               4.2    COMPETITION

                      Engage in any activity directly or indirectly in competition with or adverse to the Corporation;

               4.3    SOLICITATION

                      Engage in any activity for purposes of influencing or attempting to influence the Corporation's customers, either directly or indirectly, to conduct business with any business enterprise in competition with the Corporation;

               4.4    COMPETING ENTERPRISE

                      Undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Corporation in any field(s) or area(s) in which the Employee has worked or with which the Employee has come into contact, or of which the Employee has gained knowledge during the term of his employment under this Agreement; or

               4.5    OTHER ACTIVITIES

                      Engage in any other business activity that would materially interfere with the performance of any of the Employee's obligations and duties under this Agreement.

        5.     COMPENSATED LEAVE

               The Employee shall be entitled to the sick leave and vacation time set forth in EXHIBIT A hereto. All sick leave or vacation time will be prorated on a monthly basis in the event of termination of the Employee's employment.

        6.     PROHIBITION AGAINST COMPETITION

               6.1    AGREEMENT NOT TO COMPETE

                      As a result of the Employee's employment, the Employee will have access to trade secrets and confidential information about the Corporation, its products, its services, its customers and its methods of doing business. In consideration for access to this information, the Employee agrees that for a period of one (1) year after termination of employment, the Employee will not, directly or indirectly, compete with the Corporation in all states of the United States except Montana and Wyoming, without the Corporation's approval.




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               6.2    COMPETITION DEFINED

                      "Competition" means the manufacturing of sandals and other footwear products. Indirect competition means employment by any competitor or third party providing products competing with the Corporation's products, for whom the Employee will perform the same or similar function as performed for the Corporation under this Agreement.

        7.     DISCLOSURE OF CONFIDENTIAL INFORMATION

               In the course of employment under this Agreement, the Employee may have access to confidential information and trade secrets relating to the Corporation's business. Except as required in the course of employment by the Corporation, the Employee will not, without the Corporation's prior consent, for a period of one (1) year after termination of employment, directly or indirectly disclose to any third person any such confidential information or trade secrets.

        8.     TERMINATION OF AGREEMENT

               8.1    GROUNDS

                      This Agreement shall terminate upon the occurrence of any of the following events:

                      8.1.1  EXPIRATION OF TERM

                             Upon expiration of the term specified in Section 2
hereof;

               8.2    MUTUAL AGREEMENT

                      Whenever the Corporation and the Employee mutually agree in writing to termination;

                      8.2.1  DEATH

                             Upon the death of the Employee;

                      8.2.2  FOR CAUSE

                             This Agreement may be immediately terminated by the
Corporation for the following causes: the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a material breach of any provision of this Agreement.




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               Any termination under Section 8.2.2 must be by the unanimous vote of the Board of Directors (excluding the Employee) and any "For Cause" termination is subject to the Employee's right to arbitrate the issue pursuant to Section 10.6 hereof.

               8.3    TERMINATION STATEMENT

                      The Employee agrees that upon termination of his employment with the Corporation, for any cause or reason, he shall execute a Termination Statement and shall fully comply with all of the terms, conditions and representations contained therein.

               8.4    DISABILITY

                      8.4.1  TERMINATION

                             In the event that the Employee is unable to perform
his assigned duties and responsibilities due to illness, physical or mental disability or any other reason, and such disability continues for a period of three (3) consecutive months after all available sick leave has been utilized, the Corporation may terminate this Agreement upon ten (10) days' written notice.

        9.     SEVERANCE COMPENSATION

               In consideration of the Employee's services provided hereunder, upon termination of this Agreement for any reason whatsoever, including a "For Cause" termination, the Corporation shall pay to the Employee, his heirs or beneficiaries, the sum of THREE HUNDRED FORTY FIVE THOUSAND DOLLARS ($345,000) per year (without set-off) for three (3) years (the "Severance Period") commencing upon the date of termination of this Agreement for the Severance Period. In addition, the Employee shall be entitled to all the fringe benefits in effect at the Effective Date of this Agreement and any other fringe benefits subsequently provided. The THREE HUNDRED FORTY FIVE THOUSAND DOLLARS ($345,000) will be adjusted each year beginning on the first anniversary date of the commencement of payments under this provision (the "Adjustment Date") by the increase, if any, in the Official Consumer's Price Index for Urban Wage Earners and Clerical Workers, All Items, for the Los Angeles, Anaheim-Riverside area, 1982-1984=100 Base, as published by the United States Department of Labor, Bureau of Labor Statistics (the "Index") figure for October 2001, and for the month of October prior to said Adjustment Date.

               If the Index shall no longer be published, then appropriate reference figures shall be derived from any successor or comparable index mutually agreed by the parties to be authoritative, and if the parties are unable to agree, then the substituted index shall be selected by the then-presiding judge of the Superior Court of Santa Barbara County.




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               The parties acknowledge that the index figure for each Adjustment
Date may not be available on such date. In such event, the rental in effect immediately prior to said Adjustment Date shall continue in effect until the appropriate index figure is available, at which time an appropriate adjustment shall be made (retroactive to the Adjustment Date).

               In addition, the Employee, for the three (3) year period, shall be entitled to all the fringe benefits in effect for him or any other executive employees at the date of termination of this Agreement.

        10.    MISCELLANEOUS

               10.1   NOTICES

                      Any notice required to be given pursuant to this Agreement shall be effective only if in writing and delivered personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the addresses set forth on the signature page hereof, or at such other addresses as the parties may designate, from time to time, by written notice. Mailed notices shall be deemed received two (2) business days after the date of deposit in the mail.

               10.2   REMEDIES

                      10.2.1 EQUITABLE REMEDIES

                             The Employee acknowledges and agrees that in the
event of any breach, violation or evasion of the terms, conditions and provisions of Sections 4, 5, 7, 8 or 9 above, such breach, violation or evasion shall result in immediate and irreparable injury and harm to the Corporation and shall entitle the Corporation to injunctive relief and/or specific performance of this Agreement, as well as to all other legal or equitable remedies to which the Corporation may be entitled.

                      10.2.2 TERMINATION OF AGREEMENT

                             It is further agreed that in the event of such
breach, the Corporation may forthwith terminate this Agreement, notwithstanding anything herein to the contrary.

               10.3   PARTIAL INVALIDITY

                      If any term or provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.




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               10.4   WAIVER

                      No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party hereto possessing said right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

               10.5   ASSIGNMENT; EFFECT ON AGREEMENT

                      It is hereby acknowledged and agreed that the Employee's rights and obligations under this Agreement are personal in nature and shall not be assigned or delegated. This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties subject, however, to the restrictions on assignment and delegation contained herein.

               10.6   DISPUTES AND ARBITRATION

                      Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, will be submitted to arbitration. Such arbitration proceedings will be held in Santa Barbara, California, in accordance with the rules then existing of the American Arbitration Association. This agreement to arbitrate is specifically enforceable.

               Any award rendered in any such arbitration proceeding will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

               10.7   EFFECTIVE DATE

                      The effective date of this Agreement will be as of January 1, 2002 (the "Effective Date").

               10.8   GOVERNING LAW

                      This Agreement shall be governed by and construed in accordance with the laws of the State of California.

               10.9   ENTIRE AGREEMENT

                      This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, oral or written. No modification, termination or attempted waiver shall be valid, unless in writing and signed by both parties.




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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the 29th day of March, 2002.



                                Corporation:

                                DECKERS OUTDOOR CORPORATION



                                By: /s/ Gene E. Burleson
                                    --------------------------------------------
                                       Name:  Gene E. Burleson
                                       Title: Chairman, Compensation Committee


                                Address:

                                495-A South Fairview Avenue
                                Goleta, CA  93117


                                Employee:



                                /s/  Douglas B. Otto
                                ------------------------------------------------
                                DOUGLAS B. OTTO

                                Address:



                                ------------------------------------------------

                                ------------------------------------------------




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                                    EXHIBIT A

                             TO EMPLOYMENT AGREEMENT



EMPLOYEE COMPENSATION

        The Employee's salary will be THREE HUNDRED FORTY FIVE THOUSAND DOLLARS ($345,000) per year for three (3) years commencing upon the Effective Date of this Agreement. In addition, the Employee shall be entitled to all the fringe benefits in effect at the Effective Date of this Agreement and any other fringe benefits subsequently provided. The THREE HUNDRED FORTY FIVE THOUSAND DOLLARS ($345,000) will be adjusted each year by the Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee") starting January 1, 2003.

        There will be no set-off claim or offset by the Corporation against these payments.


BONUS

        The Employee shall receive a performance bonus, approved by the Compensation Committee, each year, including the performance bonus heretofore approved by the Compensation Committee for the year commencing January 1, 2002. The Corporation shall make a good faith estimate of the amount due and pay it on or before December 31st of each year.


VACATION AND SICK LEAVE

        The Employee will be entitled to the following for vacation and sick leave: Three (3) weeks per year.